UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011 (March 28, 2011)

Keyser Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	39-2077578
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 California Ave., Tower B-210, Bakersfield, CA 93309
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 29, 2011, Alvaro Vollmers resigned from his positions as President, Treasurer, Secretary and the sole member of the Board of Directors of Keyser Resources, Inc., a Nevada corporation (“Keyser” or the “Company”). To the knowledge of the executive officers of Keyser, Mr. Vollmers’ resignation was not due to any disagreement with Keyser on any matter relating to the operations, policies or practices of Keyser.

Mr. Vollmers’ resignation as an officer and director of Keyser took place in connection with the execution of a Stock Purchase Agreement between Mr. Vollmers and Daniel M. Ferris dated March 29, 2011 (the “Purchase Agreement”). Mr. Vollmers agreed to sell all of his shares of common stock, $0.001 par value, of Keyser (“Keyser Common Stock”) to Mr. Ferris pursuant to the Purchase Agreement. After the closing of the sale of Keyser Common Stock under the Purchase Agreement, Mr. Ferris will own approximately 12% of the issued and outstanding shares of Keyser Common Stock, and Mr. Vollmers will own no shares.

The shareholders owning at least a majority of the issued and outstanding shares of Keyser Common Stock accepted Mr. Vollmers’ resignation and elected Daniel M. Ferris to serve as his replacement as the sole director of Keyser, effective on March 29, 2011. Mr. Ferris subsequently appointed himself to serve as the President, Treasurer, and Secretary of Keyser, and removed any other officers of Keyser, effective as of March 29, 2011.

Mr. Ferris’ career began in public relations. Mr. Ferris was a senior publicist at Freud Communications. After leaving Freud Communications, he began his own public relations and corporate strategy firm, Magnum Communications. Magnum Communications assisted clients in Europe with public relations, financing arrangements, and recruitment. Mr. Ferris’ association with Magnum Communications ended in January 2010. Recently, Mr. Ferris has assisted fund managers with raising funds for a diamond project in the Democratic Republic of Congo. He also serves as a consultant for LCI, which is affiliated with Caesar’s Palace Group. Mr. Ferris’ new position at Keyser represents his primary business activity. Mr. Ferris, age 29, currently resides in London.

Mr. Ferris is not participating in any employee compensation plans, nor is he currently drawing a salary or receiving any other payments for serving as an officer and director of Keyser.  However, Keyser anticipates that it may institute a mutually acceptable compensation package for Mr. Ferris at some point in the future.

ITEM 8.01           Other Events.

On March 28, 2011, Keyser and American Liberty Petroleum Corp., a Nevada corporation (“ALP”), extended the maturity dates of certain Promissory Notes that ALP had executed in favor of Keyser.

On December 6, 2010, ALP borrowed $290,000 from Keyser (the “Initial Loan”). On January 7, 2011, ALP borrowed $200,000 from Keyser (the “Second Loan”). The Promissory Note (the “Initial Note”) executed by ALP in connection with the Initial Loan and the Promissory Note (the “Second Note”) executed by ALP in connection with the Second Loan contained the following payment terms: (a) the unpaid principal amount accrued interest at the rate of six percent (6%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon was due and payable on February 28, 2011, and (c) the unpaid principal and accrued but unpaid interest could be prepaid in whole or in part at the option of ALP, without penalty or premium.  None of the Notes was secured by any assets of ALP.

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On February 28, 2011, ALP executed an Amended and Restated Promissory Note (the “First A/R Note”) that amended and restated the Initial Note in its entirety, but extended the maturity date to March 31, 2011, and an Amended and Restated Promissory Note (the “Second A/R Note”) that amended and restated the Second Note in its entirety, but extended the maturity date to March 31, 2011.  Except for the extension of the maturity date, the terms of payment (including the interest rate) remained the same.

Also on February 28, 2011, ALP borrowed $50,000 from the Company (the “Third Loan”). Finally, on March 8, 2011, ALP borrowed an additional $45,000 from Keyser (the “Fourth Loan”). Both the Promissory Note (the “Third Note”) executed by ALP in connection with the Third Loan and the Promissory Note (the “Fourth Note”) executed by ALP in connection with the Fourth Loan contained identical payment terms as the Initial Note and the Second Note, except for a maturity date of March 31, 2011.

The execution of the Initial Note was disclosed on the Company’s Current Report on Form 8-K filed on December 9, 2010, which is incorporated by reference into this Item 8.01. The execution of the Second Note was disclosed on the Company’s Current Report on Form 8-K filed on January 11, 2011, which is incorporated by reference into this Item 8.01. The execution of the Third Note, and the extension of the Initial Note and the Second Note, was disclosed on the Company’s Current Report on Form 8-K filed on March 4, 2011, which is incorporated by reference into this Item 8.01. Finally, the execution of the Fourth Note was disclosed on the Company’s Quarterly Report on Form 10-Q filed March 22, 2011.

On March 28, 2011, ALP and Keyser executed a Second Amended and Restated Promissory Note that amends and restates the First A/R Note in its entirety, but extends the maturity date to April 30, 2011,  a Second Amended and Restated Promissory Note that amends and restates the Second A/R Note in its entirety, but extends the maturity date to April 30, 2011, an Amended and Restated Promissory Note that amends and restates the Third Note in its entirety, but extends the maturity date to April 30, 2011, and an Amended and Restated Promissory Note that amends and restates the Fourth Note in its entirety, but extends the maturity date to April 30, 2011.Except for the extension of the maturity date, the terms of payment (including the interest rate) remain the same.

Alvaro Vollmers, the sole director and officer of ALP, was the sole director and officer of Keyser until his resignation as described in Item 5.02 above.

Item 9.01             Exhibits.

99.1
Second Amended and Restated Promissory Note in the original principal amount of $290,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.

99.2
Second Amended and Restated Promissory Note in the original principal amount of $220,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.

99.3
Amended and Restated Promissory Note in the original principal amount of $50,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.

99.4
Amended and Restated Promissory Note in the original principal amount of $45,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2011	KEYSER RESOURCES, INC.

	By:	/s/ Daniel M. Ferris
President

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